UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2006

CNET Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-20939	13-3696170
(Commission File Number)	(IRS Employer Identification Number)

235 Second Street

San Francisco, CA 94105

(Address of principal executive offices including zip code)

(415) 344-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Material Definitive Agreement

On February 6, 2006, the Compensation Committee adopted the CNET Networks, Inc. 2006 Annual Incentive Plan for the Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer, and the Executive Vice President.

The Annual Incentive Plan provides for annual bonuses for the eligible executive officers of the Company if performance measures are met. The Company’s Compensation Committee has established the plans and determines what officers will participate and whether the performance measures have been met.

Bonuses payable to the participants under the Annual Incentive Plan are determined based on the Company’s achievement of consolidated revenue and operating income before depreciation, amortization, asset impairment and stock-based compensation expense (“OIBDA”) objectives approved by the Compensation Committee, with 60% of a participant’s target payout being based on the achievement of the revenue objectives and 40% being based on achievement of the net income objectives.

Based on the financial results, payouts may be between 25% and 300% of the target. With respect to the revenue component of the payouts target, no payout will be made if the company achieves less than 91% of revenue objectives under the Plan. With respect to the OIBDA component of the payout, no payout will be made if the company achieves less than 80% of the net income objective. In addition, no payout based on the OIBDA component may exceed 200% if the revenue payout does not exceed 150%.

Up to 25% of the participants’ target payouts may be made in the third quarter of 2005 based on achievement of results for the first six months of 2005. The remaining incentive target will be paid in the first quarter of 2006 based on full-year results against objectives.

Item 8.01	Other Events

Shelby Bonnie, Chairman and Chief Executive Officer, has renewed his pre-arranged stock trading plan, which was first adopted in 2004, to sell a portion of his CNET Networks stock as part of an individual asset diversification and liquidity strategy for 2006. The trading plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934. The plan provides for the sale of up to approximately 10% of Mr. Bonnie’s holdings in CNET Networks. The transactions under this plan will be disclosed publicly as they occur through filings with the Securities and Exchange Commission.

Certain other senior executives have also adopted 10b5-1 trading plans, including Barry Briggs, President and Chief Operating Officer, Neil Ashe, Executive Vice President, and Sharon Le Duy, Senior Vice President and General Counsel. Other officers and directors of the company may adopt Rule 10b5-1 plans in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2005

CNET Networks, Inc.

By:	/s/ George Mazzotta
Name: George Mazzotta Title: Chief Financial Officer